UNITIL CORPORATION
                         CONSOLIDATED BALANCE SHEETS (A)

ASSETS

                                                     March 31,
                                                       1997             Adjustments           Pro Formed
                                                 -----------------  ------------------    ------------------
Utility Plant (at cost):
  Electric                                             160,108,556                               160,108,556
  Gas                                                   28,887,089                                28,887,089
  Common                                                18,641,319                                18,641,319
  Construction Work in Progress                          2,376,329           7,450,000(E)          9,826,329
                                                 -----------------  ------------------    ------------------
    Utility Plant                                      210,013,293           7,450,000           217,463,293
Less: Accumulated Depreciation                          65,517,976                                65,517,976
                                                 -----------------  ------------------    ------------------
    Net Utility Plant                                  144,495,317           7,450,000           151,945,317
                                                 -----------------  ------------------    ------------------

Miscellaneous Property & Investments                        42,448                                    42,448
                                                 -----------------  ------------------    ------------------

Current Assets:
  Cash                                                   3,269,790                                 3,269,790
  Accounts Receivable                                   17,705,259                                17,705,259
  Materials and Supplies                                 1,818,763                                 1,818,763
  Prepayments                                            8,493,066                                 8,493,066
  Accrued Revenue and Deferred Fuel Costs                6,436,125                                 6,436,125
                                                 -----------------  ------------------    ------------------
    Total Current Assets                                37,723,003                                37,723,003

Deferred Debits:
  Unamortized Debt Expense                                 814,559                                   814,559
  Unamortized Cost of Abandoned Properties              25,031,323                                25,031,323
  Prepaid Pension and Other                             23,899,625                                23,899,625
                                                 -----------------  ------------------    ------------------
TOTAL                                                  232,006,275           7,450,000           239,456,275
                                                 =================  ==================    ==================



                               UNITIL CORPORATION
                         CONSOLIDATED BALANCE SHEETS (A)

LIABILITIES:

                                                     March 31,
                                                       1997          Adjustments         Pro Formed
                                                 ---------------  -----------------    ---------------
Capitalization:
  Common Stock Equity                                 69,703,981        (69,084)(D)         69,634,897
  Preferred Stock, Non-Redeemable                        225,000                               225,000
  Preferred Stock, Redeemable                          3,665,900                             3,665,900
  Long-term Debt, Less Current Portion                57,900,000                            57,900,000
                                                 ---------------  -----------------    ---------------
    Total Capitalization                             131,494,881        (69,084)           131,425,797

Current Liabilities:
  Long-term Debt, Current Portion                      4,272,000                             4,272,000
  Notes Payable                                       17,550,000      7,450,000(F)          25,000,000
  Accounts Payable                                    14,858,337                            14,858,337
  Dividends Declared                                     197,385                               197,385
  Customers' Deposits and Refunds                      1,643,534                             1,643,534
  Taxes Accrued                                        1,937,224        (35,589)(B)          1,901,635
  Interest Accrued                                     1,427,271        104,673 (C)          1,531,944
  Capitalized Lease Obligations                          903,356                               903,356
  Other                                                2,725,163                             2,725,163
                                                 ---------------  -----------------    ---------------
    Total Current Liabilities                         45,514,270      7,519,084             53,033,354

Deferred Credits:
  Unamortized Investment Tax Credit                    1,566,223                             1,566,223
  Other Deferred Credits                               8,441,948                             8,441,948
                                                 ---------------  -----------------    ---------------
    Total Deferred Credits                            10,008,171                            10,008,171

Deferred Income Taxes                                 40,540,250                            40,540,250
Capitalized Lease Obligations                          4,448,703                             4,448,703
                                                 ---------------  -----------------    ---------------
TOTAL                                                232,006,275      7,450,000            239,456,275
                                                 ===============  =================    ===============


                               UNITIL CORPORATION
                     CONSOLIDATED STATEMENTS OF EARNINGS (A)


                                                     Quarter Ended
                                                     March 31, 1997         Adjustments           Pro Formed
                                                   -------------------  ------------------    ------------------
Operating Revenues:
  Electric                                                  38,058,307                                38,058,307
  Gas                                                        7,266,381                                 7,266,381
  Other                                                          7,500                                     7,500
                                                   -------------------  ------------------    ------------------
    Total Operating Revenues                                45,332,188                                45,332,188
                                                   -------------------  ------------------    ------------------

Operating Expenses:
  Fuel and Purchased Power                                  23,517,250                                23,517,250
  Gas Purchased for Resale                                   4,366,396                                 4,366,396
  Operating and Maintenance                                  7,602,253                                 7,602,253
  Depreciation                                               1,902,259                                 1,902,259
  Amortization of Cost of Abandoned Properties                 400,935                                   400,935
  Provisions for Taxes:
    Local Property and Other                                 1,370,796                                 1,370,796
    Federal and State Income                                 1,552,953            (35,589)(B)          1,517,364
                                                   -------------------  ------------------    ------------------
      Total Operating Expenses                             440,712,842            (35,589)            40,677,253
                                                   -------------------  ------------------    ------------------

Operating Income                                             4,619,346              35,589             4,654,935
                                                   -------------------  ------------------    ------------------

Non-operating Income                                             5,735                                     5,735
                                                   -------------------  ------------------    ------------------

Gross Income                                                 4,625,081              35,589             4,660,670
                                                   -------------------  ------------------    ------------------

Income Deductions:
  Interest Expense, Net                                      1,710,596             104,673(C)          1,815,269
                                                   -------------------  ------------------    ------------------
    Total Income Deductions                                  1,710,596             104,673             1,815,269
                                                   -------------------  ------------------    ------------------

Net Income                                                   2,914,485           ($69,084)(D)          2,845,401
                                                   -------------------  ------------------    ------------------
Less Dividends on Preferred Stock                               69,008                                    69,008
                                                   -------------------  ------------------    ------------------

Net Income Applicable to Common Stock                       $2,845,477           ($69,084)            $2,776,393
                                                  ====================  ==================    ==================



                               UNITIL CORPORATION
                Notes to Pro forma Consolidated Financial Statements

(A) These statements have been pro formed to reflect an increase in Notes Payable to the requested borrowing limit and the corresponding impact on expenses and Net Income.

(B) The reduction in taxes reflect the rise in interest expense which reduced income for tax purposes.

(C) The cost of this increase in Notes Payable is reflected in higher interest costs for the quarter.

(D)        Lower Net Income and Common Equity (e.g. Retained
           Earnings) reflects the impact of higher interest expense.

(E)        Assumes all borrowings are made to fund capital additions to plant.

(F) Reflects the incremental increase in short-term debt to reach the borrowing limit.